INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-83085 on Form N-2 of our report dated November 13, 2000 appearing in the Annual Report of The S&P 500® Protected Equity Fund, Inc. for the period ended September 30, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
January 26, 2001